EXHIBIT 23.1
To the Board of Directors
True Religion Apparel Inc. and Subsidiary
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128663) of our report dated March 16, 2006 (except for Note 13 which is as of March 21, 2006), relating to the consolidated financial statements of True Religion Apparel, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Stonefield Josephson Inc.

CERTIFIED PUBLIC ACCOUNTANTS
Los Angeles, California
March 29, 2006